UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2006

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 400, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

P. H. Glatfelter Company (the "Company") reported that John C. van Roden, Jr., its Executive Vice President and Chief Financial Officer would be resigning, effective June 30, 2006, as the Company's chief finanancial officer. Mr. van Roden intends to remain with the Company as an Executive Vice President through the end of 2006.

The Company announced it would promote John P. Jacunski to the position of Senior Vice President and Chief Financial Officer, concurrent with the effective date of Mr. van Roden's resignation as chief financial officer.

Mr. Jacunski, age 40, joined the Company in October 2003, and currently serves as Vice President & Corporate Controller. Prior to joing the Company, Mr. Jacunski was Vice President and Chief Financial Officer at WCI Steel, Inc. from June 1999 to October 2003. From May 1995 to June 1999 he was WCI’s Corporate Controller. Prior to joining WCI, Mr. Jacunski was with KPMG, an international accounting and consulting firm, where he served in various capacities.

The terms of Mr. Jacunski's current employment arrangement will remain in effect through the effective date of his promotion. Modifications, if any, to this arrangement have not been determined as of the filing date of this report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

February 3, 2006	By:	John P. Jacunski

Name: John P. Jacunski
Title: Vice President and Corporate Controller